Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-124697, 333-59132, 333-41369, 333-84069, 333-57345 and 333-99187) of Parker Drilling Company of our report dated February 28, 2007 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Houston, Texas
February 27, 2009